UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2016
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

8500 Freeport Parkway South, Suite 600	75063-2547
Irving, TX

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 11, 2016, the Board of Directors (“Board”) of the Federal Home Loan Bank of Dallas (“Bank”) adopted an amendment to the Bank’s Bylaws to comply with the Federal Housing Finance Agency (“FHFA”) final rule on corporate governance. The final rule was issued by the FHFA on November 19, 2015 and was effective as of December 21, 2015 (the “Corporate Governance Rule”). Among other things, the Corporate Governance Rule requires the Bank to designate in its Bylaws a body of law to follow for its corporate governance and indemnification practices and procedures.
The Bank’s Bylaws were amended effective March 11, 2016 to designate the Delaware General Corporation Law as the applicable law, absent applicable federal law, with regard to the Bank’s corporate governance and indemnification practices and procedures. Previously, a specific body of law for this purpose was not specified in the Bank’s Bylaws.
Concurrently, the Board also adopted administrative amendments to the Bank’s Bylaws to update the names of several Board committees and add First Vice Presidents to the list of corporate officers.
The description of the changes to the Bank’s Bylaws contained in this report is qualified in its entirety by reference to the amended Bylaws, a marked copy (to show changes from the prior version) of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibits

3.1	Bylaws of the Federal Home Loan Bank of Dallas, as amended effective March 11, 2016 (marked to show changes from the prior version).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: March 17, 2016	By:	/s/ Tom Lewis
Tom Lewis
Executive Vice President and Chief Financial Officer